UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

GrabAGun Digital Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-42748	33-4289144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Beltline Road, Suite 403
Coppell, Texas		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 552-7246

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEW	New York Stock Exchange
NYSE Texas
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	PEWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Justin Hilty resigned from his position as the Chief Financial Officer of GrabAGun Digital Holdings Inc. (the “Company”) effective August 14, 2026, and retired effective September 1, 2026. In connection Mr. Hilty’s resignation as Chief Financial Officer and retirement from the Company, the Company entered into a Separation Agreement and Release with Mr. Hilty (the “Separation Agreement”), pursuant to which Mr. Hilty’s employment with the Company ended on September 1, 2026 (the “Separation Date”).

Under the Separation Agreement, during the period from the Separation Date through March 1, 2027, Mr. Hilty has agreed to perform advisory services for the Company at the request of the Company’s Chief Executive Officer or Chief Financial Officer. Mr. Hilty will provide a minimum of 40 hours a month of such advisory services, for which Mr. Hilty shall be paid an hourly cash consulting fee, payable in accordance with the Company’s standard practices for independent contractors.

In addition, Mr. Hilty’s remaining 66,667 unvested RSUs were accelerated so that all unvested RSUs fully vested effective on the Separation Date, with the transfer to Mr. Hilty of the 66,667 shares of the Company’s common stock underlying such RSUs to occur on or shortly after vesting.

Pursuant to the terms of his Employment Agreement dated July 15, 2025 between the Company and Mr. Hilty and in consideration for the foregoing benefits, Mr. Hilty agreed to generally release the Company from claims through the Separation Date. Mr. Hilty will continue to be subject to the restrictive covenants contained in the Separation Agreement and the Non-Competition and Non-Solicitation Agreement dated as of January 6, 2025 by Mr. Hilty in favor of and for the benefit of the Company, Colombier Acquisition Corp. II, Metroplex Trading Company, LLC and each of their respective affiliates, successors and direct and indirect subsidiaries.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release, dated September 1, 2026, by and between GrabAGun Digital Holdings Inc. and Justin Hilty.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRABAGUN DIGITAL HOLDINGS INC.

Date:	September 3, 2026	By:	/s/ Jonathan B. Wolens
Name: Jonathan B. Wolens Title: General Counsel and Corporate Secretary